UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 7, 2019

Patterson-UTI Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22664	75-2504748
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10713 W. Sam Houston Pkwy N, Suite 800, Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 281-765-7100

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	PTEN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On November 7, 2019, Patterson-UTI Energy, Inc. (the “Company”) issued a news release announcing the pricing of the Notes (as defined below). A copy of the news release is attached as Exhibit 99.1.

The information furnished in this Item 7.01 and the information attached to this Form 8-K as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On November 7, 2019, the Company entered into an underwriting agreement (the “Underwriting Agreement”), with Goldman Sachs & Co. LLC, as representative of the underwriters listed therein, relating to the sale by the Company (the “Offering”) of $350 million aggregate principal amount of the Company’s 5.15% Senior Notes due 2029 (the “Notes”).

Subject to customary closing conditions, the sale of the Notes is expected to close on November 15, 2019.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company. In addition, the Company has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The Company intends to use the net proceeds from the Offering to repay in full its 4.27% Series B Senior Notes due June 14, 2022, to repay a portion of the amounts outstanding under its term loan agreement and for general corporate purposes.

Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of services to the Company and to persons and entities with relationships with the Company, for which they received or will receive customary fees and expenses. Specifically, certain of the underwriters or their respective affiliates are lenders, arrangers and/or agents under the Company’s term loan agreement, and have and/or will receive fees, expense reimbursements and interest payments in connection therewith. An affiliate of U.S. Bancorp Investments, Inc., one of the underwriters, is the trustee under the indenture governing the Notes.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated November 7, 2019, between Patterson-UTI Energy, Inc. and Goldman Sachs & Co. LLC, as representative of the underwriters listed therein.
99.1	Press Release dated November 7, 2019.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patterson-UTI Energy, Inc.

November 8, 2019	By:	/s/ Seth D. Wexler
Name: Seth D. Wexler
Title: Senior Vice President, General Counsel and Secretary